                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): MARCH 24, 2000




                         BOLDER TECHNOLOGIES CORPORATION
             (Exact name of registrant as specified in its charter)



                                    DELAWARE
                 (State or other jurisdiction of incorporation)



      0-28060                                                         84-1166231
(Commission File No.)                          (IRS Employer Identification No.)

                            4403 TABLE MOUNTAIN DRIVE
                             GOLDEN, COLORADO 80403
              (Address of principal executive offices and zip code)


       Registrant's telephone number, including area code: (303) 215-7200

ITEM 5.  OTHER EVENTS.

         Attached hereto are certain audited historical financial statements of the Registrant for the period ended December 31, 1999.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(a)  FINANCIAL STATEMENTS

         The historical financial statements of the Registrant for the period ended December 31, 1999 are submitted in a separate section beginning on Page F-1 of this report.

     FINANCIAL STATEMENTS OF BOLDER TECHNOLOGIES CORPORATION


    Report of Independent Public Accountants........................................................      F-1

    Balance Sheets as of December 31, 1999 and 1998.................................................      F-2

    Statements of Operations for the three years ended December
      31, 1999, 1998, and 1997......................................................................      F-4

    Statements of Stockholders' Equity (Deficit) for the three years ended
      December 31, 1999.............................................................................      F-5

    Statements of Cash Flows for the three years ended December 31,
      1999, 1998 and 1997...........................................................................      F-9

     Notes to Financial Statements..................................................................      F-11

(b)  EXHIBITS

       EXHIBIT NUMBER                               DESCRIPTION
-------------------------  -----------------------------------------------------
          23.1             Consent of Arthur Andersen LLP, independent auditors.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS




To BOLDER Technologies Corporation:

We have audited the accompanying balance sheets of BOLDER Technologies Corporation (a Delaware corporation) as of December 31, 1999 and 1998, and the related statements of operations, stockholders' equity and cash flows for each year in the three-year period ended December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of BOLDER Technologies Corporation as of December 31, 1999 and 1998, and the results of its operations and its cash flows for each year in the three-year period ended December 31, 1999, in conformity with accounting principles generally accepted in the United States.

                                                     /s/ ARTHUR ANDERSEN LLP
                                                     ARTHUR ANDERSEN LLP
Denver, Colorado,
February 17, 2000.

                         BOLDER TECHNOLOGIES CORPORATION


                                 BALANCE SHEETS
                           December 31, 1999 and 1998

                                     ASSETS

                                                                1999              1998
                                                           --------------    --------------

CURRENT ASSETS:
      Cash and cash equivalents                            $   17,651,373    $      962,453
      Available-for-sale securities                             4,978,850        10,157,281
      Trade accounts receivable, net                            1,833,261            46,151
      Inventory, net                                            1,656,539           129,887
      Prepaid expenses                                            251,710           109,040
                                                           --------------    --------------
         Total current assets                                  26,371,733        11,404,812
                                                           --------------    --------------

PROPERTY AND EQUIPMENT, at cost:
      Furniture, fixtures and equipment                        17,014,890        16,916,057
      Leasehold improvements                                    5,335,354         5,303,058
      Construction in progress                                  2,308,634           908,840
                                                           --------------    --------------
                                                               24,658,878        23,127,955
      Less- Accumulated depreciation and amortization          (3,496,275)       (2,312,955)
                                                           --------------    --------------

         Property and equipment, net                           21,162,603        20,815,000

PATENTS, net of accumulated amortization of $109,768 and
      $61,041 in 1999 and 1998, respectively                      523,345           335,113
OTHER ASSETS                                                       56,196            36,822
                                                           --------------    --------------
                     Total assets                          $   48,113,877    $   32,591,747
                                                           ==============    ==============


     The accompanying notes to financial statements are an integral part of these balance sheets.

                         BOLDER TECHNOLOGIES CORPORATION

                                 BALANCE SHEETS
                           December 31, 1999 and 1998

                      LIABILITIES AND STOCKHOLDERS' EQUITY

                                                                                  1999              1998
                                                                             --------------    --------------

CURRENT LIABILITIES:
      Accounts payable                                                       $    1,468,618    $      384,256
      Accrued compensation and other accrued liabilities (Note 8)                 2,936,710         1,403,108
      Deferred revenue (Note 5)                                                      35,000            35,000
      Current portion of notes payable (Note 6)                                   2,122,108         1,521,842
                                                                             --------------    --------------
          Total current liabilities                                               6,562,436         3,344,206
                                                                             --------------    --------------

LONG-TERM LIABILITIES:
      Notes payable (Note 6)                                                      6,736,723         8,859,203
                                                                             --------------    --------------
          Total long-term liabilities                                             6,736,723         8,859,203
                                                                             --------------    --------------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS'  EQUITY:
      Convertible, redeemable preferred stock, $0.001 par value, 5,000,000 shares authorized; 325,000 and 336,200 issued and outstanding at
          December 31, 1999 and 1998, with a liquidation and redemption
          value of $16,250,000 and $16,810,000, respectively                     15,653,939        15,998,863
      Common stock, $0.001 par value, 25,000,000 shares authorized;
          14,577,826 and 9,713,376 issued at December 31, 1999
          and 1998, respectively                                                     14,578             9,713
      Treasury stock, $0.001 par common stock, 33,333 shares at
          December 31, 1999 and 1998                                                (50,000)          (50,000)
      Deferred compensation                                                      (1,069,887)               --
      Additional paid-in capital                                                 72,989,247        36,773,529
      Accumulated deficit                                                       (52,723,159)      (32,343,767)
                                                                             --------------    --------------
          Total stockholders' equity                                             34,814,718        20,388,338
                                                                             --------------    --------------
                      Total liabilities and stockholders' equity             $   48,113,877    $   32,591,747
                                                                             ==============    ==============







     The accompanying notes to financial statements are an integral part of these balance sheets.

                         BOLDER TECHNOLOGIES CORPORATION

                            STATEMENTS OF OPERATIONS



                                                                  FOR THE YEAR ENDED DECEMBER 31,
                                                        --------------------------------------------------
                                                             1999              1998              1997
                                                        --------------    --------------    --------------

REVENUES (Note 10):
      Net product sales                                 $    1,859,992    $       49,264    $       84,716
      Research and development services and royalties          169,324         2,410,605         2,466,377
                                                        --------------    --------------    --------------
          Total revenues                                     2,029,316         2,459,869         2,551,093
                                                        --------------    --------------    --------------

COST OF REVENUES                                             5,566,697           332,919           707,606
                                                        --------------    --------------    --------------
                                                            (3,537,381)        2,126,950         1,843,487
                                                        --------------    --------------    --------------

OPERATING EXPENSES:
      Research and development                               6,553,973         7,677,787         7,092,534
      General and administrative                             5,268,822         3,286,783         3,348,061
      Selling and marketing                                  2,845,277           665,573           357,716
      Loss on asset disposals                                1,408,814                --                --
                                                        --------------    --------------    --------------
          Total operating expenses                          16,076,886        11,630,143        10,798,311
                                                        --------------    --------------    --------------

LOSS FROM OPERATIONS                                       (19,614,267)       (9,503,193)       (8,954,824)

OTHER INCOME (EXPENSE):
      Interest income                                          542,192           905,735           839,025
      Interest expense                                      (1,307,317)       (1,346,511)         (633,625)
                                                        --------------    --------------    --------------

NET LOSS                                                   (20,379,392)       (9,943,969)       (8,749,424)
                                                        --------------    --------------    --------------

      Dividend on preferred stock                           (1,487,700)       (1,512,900)         (352,320)
      Accretion of preferred stock offering costs             (215,076)         (214,217)          (50,000)
                                                        --------------    --------------    --------------

NET LOSS ALLOCABLE TO COMMON STOCKHOLDERS               $  (22,082,168)   $  (11,671,086)   $   (9,151,744)
                                                        ==============    ==============    ==============

      Basic and diluted net loss per share (Note 2)     $        (1.97)   $        (1.22)   $        (0.97)
                                                        ==============    ==============    ==============

      Shares used in computing basic and diluted
          net loss per share (Note 2)                       11,221,354         9,560,660         9,446,930
                                                        ==============    ==============    ==============


     The accompanying notes to financial statements are an integral part of these statements.

                         BOLDER TECHNOLOGIES CORPORATION

                       STATEMENTS OF STOCKHOLDERS' EQUITY

              FOR THE YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997


                                                               REDEEMABLE
                                                               CONVERTIBLE
                                                              PREFERRED STOCK           COMMON STOCK      OPTIONS AND WARRANTS
                                                           ---------------------    --------------------  --------------------
                                                            SHARES     AMOUNT        SHARES      AMOUNT     SHARES   AMOUNT
                                                           --------- -----------    ---------   --------    -------  ------

BALANCES, December 31, 1996                                     --   $        --    9,447,622   $ 9,448     19,125   $   --


     Issuance of common stock under the Employee
     Stock Purchase Plan ($8.93 - $11.90 per share)             --            --       15,375        15         --       --

     Issuance of common stock to employees for
     options exercised ($0.09 - $6.00 per share)                --            --       35,443        35         --       --

     Issuance of Series A Convertible, Redeemable
     Preferred Stock as part of a Private Placement,
     net of offering costs of $1,007,274 in October        336,200    15,802,726           --        --         --       --

     Issuance of warrants to purchase 30,641 shares
     of common stock exercisable at $14.50 per share
     for five years, in connection with the issuance
     of the Series A Convertible, Redeemable
     Preferred Stock                                            --            --           --        --     30,641       --

     Accretion of preferred stock offering costs                --        50,000           --        --         --       --

     Accrual of Series A Preferred Stock dividend               --       352,320           --        --         --       --

     Net loss                                                   --            --           --        --         --       --
                                                           -------   -----------    ---------   -------     ------   ------

BALANCES, December 31, 1997                                336,200   $16,205,046    9,498,440   $ 9,498     49,766   $   --
                                                           =======   ===========    =========   =======     ======   ======






                                                           ADDITIONAL                      TREASURY STOCK
                                                            PAID-IN       DEFERRED      -------------------    ACCUMULATED
                                                            CAPITAL     COMPENSATION    SHARES       AMOUNT     DEFICIT
                                                          ------------  ------------    --------    --------   ------------

BALANCES, December 31, 1996                               $ 36,761,827    $   --         (33,333)   $(50,000)  $(13,650,374)


     Issuance of common stock under the Employee
     Stock Purchase Plan ($8.93 - $11.90 per share)            152,985        --              --          --             --

     Issuance of common stock to employees for
     options exercised ($0.09 - $6.00 per share)                 9,577        --              --          --             --

     Issuance of Series A Convertible, Redeemable
     Preferred Stock as part of a Private Placement,
     net of offering costs of $1,007,274 in October                 --        --              --          --             --

     Issuance of warrants to purchase 30,641 shares
     of common stock exercisable at $14.50 per share
     for five years, in connection with the issuance of
     the Series A Convertible, Redeemable Preferred
     Stock
                                                                    --        --              --          --             --
     Accretion of preferred stock offering costs               (50,000)       --              --          --             --

     Accrual of Series A Preferred Stock dividend             (352,320)       --              --          --             --

     Net loss                                                       --        --              --          --     (8,749,424)
                                                          ------------    ------        --------    --------   ------------

BALANCES, December 31, 1997                               $ 36,522,069    $   --         (33,333)   $(50,000)  $(22,399,798)
                                                          ============    ======        ========    ========   ============

     The accompanying notes to financial statements are an integral part of these statements.

                        BOLDER TECHNOLOGIES CORPORATION

                       STATEMENTS OF STOCKHOLDERS' EQUITY

              FOR THE YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997



                                                            REDEEMABLE
                                                            CONVERTIBLE
                                                           PREFERRED STOCK              COMMON STOCK      OPTIONS AND WARRANTS
                                                       -----------------------       ------------------   --------------------
                                                         SHARES        AMOUNT        SHARES      AMOUNT   SHARES     AMOUNT
                                                       ----------    ---------       ---------   ------   ------  ------------
BALANCES, December 31, 1997                               336,200    $ 16,205,046    9,498,440   $9,498   49,766  $         --


     Issuance of common stock under the Employee
     Stock Purchase Plan (at $8.18 per share)                  --              --       13,661       14       --            --

     Issuance of common stock to employees for
     options exercised ($0.15 - $11.75 per share)              --              --        5,684        6       --            --

     Offering costs incurred in connection with the
     issuance of Series A Convertible, Redeemable
     Preferred Stock                                           --         (68,080)          --       --       --            --

     Accretion of preferred stock offering costs               --         214,217           --       --       --            --

     Accrual of Series A Preferred Stock dividend              --       1,512,900           --       --       --            --

     Issuance of common shares in payment of
     dividend on Series A Convertible, Redeemable
     Preferred Stock (includes $86 of cash payment
     due to fractional shares)                                 --      (1,865,220)     195,591      195       --            --


     Net loss                                                  --              --           --       --       --            --
                                                       ----------    ------------    ---------   ------   ------  ------------
BALANCES, December 31, 1998                               336,200    $ 15,998,863    9,713,376   $9,713   49,766  $         --
                                                       ==========    ============    =========   ======   ======  ============






                                                          ADDITIONAL                     TREASURY STOCK
                                                           PAID-IN       DEFERRED      -------------------     ACCUMULATED
                                                           CAPITAL     COMPENSATION    SHARES     AMOUNT         DEFICIT
                                                          -----------  ------------    --------   --------     ------------
BALANCES, December 31, 1997                               $36,522,069   $     --       (33,333)   $(50,000)    $(22,399,798)


     Issuance of common stock under the Employee
     Stock Purchase Plan (at $8.18 per share)                 111,734         --            --          --               --

     Issuance of common stock to employees for
     options exercised ($0.15 - $11.75 per share)               1,904         --            --          --               --

     Offering costs incurred in connection with the
     issuance of Series A Convertible, Redeemable
     Preferred Stock                                               --         --            --          --               --

     Accretion of preferred stock offering costs             (214,217)        --            --          --               --

     Accrual of Series A Preferred Stock dividend          (1,512,900)        --            --          --               --

     Issuance of common shares in payment of
     dividend on Series A Convertible, Redeemable
     Preferred Stock (includes $86 of cash payment
     due to fractional shares)                              1,864,939         --            --          --               --


     Net loss                                                      --         --            --          --       (9,943,969)
                                                          -----------    ------------  -------    --------     -----------
BALANCES, December 31, 1998                               $36,773,529   $     --       (33,333)   $(50,000)    $(32,343,767)
                                                          ===========    ============  =======    ========     ===========



         The accompanying notes to financial statements are an integral part of these statements.

                        BOLDER TECHNOLOGIES CORPORATION

                       STATEMENTS OF STOCKHOLDERS' EQUITY

              FOR THE YEARS ENDED DECEMBER 31, 1999, 1998 and 1997

                                                                REDEEMABLE
                                                                CONVERTIBLE
                                                               PREFERRED STOCK          COMMON STOCK        OPTIONS AND WARRANTS
                                                            --------------------    ---------------------   ---------------------
                                                            SHARES     AMOUNT        SHARES       AMOUNT    SHARES        AMOUNT
                                                            -------  -----------    ---------    --------   -------     ---------
BALANCES, December 31, 1998                                 336,200  $15,998,863    9,713,376    $  9,713    49,766     $      --


    Issuance of common stock under the Employee
    Stock Purchase Plan (at $7.67 to $8.50 per share)            --           --       15,639          16        --            --

    Issuance of common stock to employees for
    options exercised ($0.09 - $1.50 per share)                  --           --       64,052          64        --            --

    Proceeds from private common stock offering, at
    $6 per share                                                 --           --    1,289,967       1,290        --            --

    Proceeds from private common stock offering, at
    $7 per share                                                 --           --      763,215         763        --            --

    Offering costs associated with private common
    stock offering                                               --           --           --          --        --            --

    Stock issued to vendor in payment for services
    rendered                                                     --           --       12,500          13        --            --

    Proceeds from secondary common stock offering,
    at $9.00 per share less underwriter's discount of
    $1,366,200                                                   --           --    2,530,000       2,530        --            --

    Offering cost associated with secondary common
    stock offering                                               --           --           --          --        --            --

    Issuance of warrants to consultant for services
    rendered                                                     --           --           --          --   195,000       550,000

    Issuance of warrants to underwriter                          --           --           --          --    66,000       593,340

    Issuance of options to executive at less than fair
    market value                                                 --           --           --          --        --     1,167,150

    Amortization of deferred compensation                        --           --           --          --        --            --

    Issuance of shares upon exercise of warrants, net            --           --       10,676          11   (19,125)           --

    Conversion of Series A Preferred Stock to
    common stock, including payment of accrued
    dividend in common stock                                (11,200)    (560,000)      39,245          39        --            --

                                                            ADDITIONAL                      TREASURY STOCK
                                                             PAID-IN        DEFERRED      -------------------    ACCUMULATED
                                                             CAPITAL      COMPENSATION    SHARES       AMOUNT      DEFICIT
                                                           ------------  -------------    -------    --------   -------------
BALANCES, December 31, 1998                                $36,773,529   $       --       (33,333)   $(50,000)  $(32,343,767)


    Issuance of common stock under the Employee
    Stock Purchase Plan (at $7.67 to $8.50 per share)          125,827           --            --          --              --

    Issuance of common stock to employees for
    options exercised ($0.09 - $1.50 per share)                 46,234           --            --          --              --

    Proceeds from private common stock offering, at
    $6 per share                                             7,738,512           --            --          --              --

    Proceeds from private common stock offering, at
    $7 per share                                             5,341,737           --            --          --              --

    Offering costs associated with private common
    stock offering                                            (349,487)          --            --          --              --
    Stock issued to vendor in payment for services
    rendered                                                   120,691           --            --          --              --

    Proceeds from secondary common stock offering,
    at $9.00 per share less underwriter's discount of       21,401,270           --            --          --              --
    $1,366,200

    Offering cost associated with secondary common            (271,557)          --            --          --              --
    stock offering

    Issuance of warrants to consultant for services                 --     (550,000)           --          --              --
    rendered
                                                              (592,680)          --            --          --              --
    Issuance of warrants to underwriter

    Issuance of options to executive at less than fair              --   (1,167,150)           --          --              --
    market value
                                                                    --      647,263            --          --              --
    Amortization of deferred compensation
                                                                   (23)          --            --          --              --
    Issuance of shares upon exercise of warrants, net

    Conversion of Series A Preferred Stock to
    common stock, including payment of accrued
     dividend in common stock                                  559,961           --            --          --              --

     The accompanying notes to financial statements are an integral part of these statements.

                         BOLDER TECHNOLOGIES CORPORATION

                       STATEMENTS OF STOCKHOLDERS' EQUITY

              FOR THE YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997





                                                         REDEEMABLE
                                                        CONVERTIBLE
                                                       PREFERRED STOCK         COMMON STOCK      OPTIONS AND WARRANTS   ADDITIONAL
                                                    ---------------------   -------------------  --------------------    PAID-IN
                                                    SHARES       AMOUNT     SHARES      AMOUNT   SHARES        AMOUNT    CAPITAL
                                                    -------    ----------   -------     -------  -------       ------   -----------

    Accretion of preferred stock offering costs          --       215,076           --       --       --          --       (215,076)

    Accrual of Series A Preferred Stock dividend         --     1,487,700           --       --       --          --     (1,487,700)


    Issuance of common shares in payment of
    dividends on Series A Convertible, Redeemable
    Preferred Stock (includes $42 cash payment due
    to fractional shares)                                --    (1,487,700)     139,156      139       --          --      1,487,519

    Net loss                                             --            --           --       --       --          --             --
                                                    -------  ------------   ----------  -------  -------  ----------   ------------
BALANCES, December 31, 1999                         325,000  $ 15,653,939   14,577,826  $14,578  291,641  $2,310,490   $ 70,678,757
                                                    =======  ============   ==========  =======  =======  ==========   ============










                                                                              TREASURY STOCK
                                                      DEFERRED         ---------------------------        ACCUMULATED
                                                    COMPENSATION        SHARES             AMOUNT           DEFICIT
                                                   --------------      ----------         --------       --------------

    Accretion of preferred stock offering costs               --                --              --                 --

    Accrual of Series A Preferred Stock dividend              --                --              --                 --


    Issuance of common shares in payment of
    dividends on Series A Convertible, Redeemable
    Preferred Stock (includes $42 cash payment due
    to fractional shares)                                     --                --              --                 --

Net loss                                                      --                --              --        (20,379,392)
                                                     -----------           -------        --------       ------------
BALANCES, December 31, 1999                          $(1,069,887)          (33,333)       $(50,000)      $(52,723,159)
                                                     ===========           =======        ========       ============



         The accompanying notes to financial statements are an integral part of these statements.

                        BOLDER TECHNOLOGIES CORPORATION

                            STATEMENT OF CASH FLOWS

                                                                            FOR THE YEAR ENDED DECEMBER 31,
                                                                   -----------------------------------------------
                                                                        1999              1998            1997
                                                                   ----------------  -------------   -------------

CASH FLOWS FROM OPERATING ACTIVITIES:
      Net loss                                                       $(20,379,392)   $ (9,943,969)   $ (8,749,424)
      Adjustments to reconcile net loss to net
         cash used in operating activities:
         Depreciation and amortization                                  1,505,451       1,109,850         670,672
         Amortization of deferred compensation                            647,263              --              --
         Stock issuance in payment for services rendered                  120,704              --              --
         Loss on asset disposals                                        1,408,814              --              --
         Provision for doubtful accounts                                  219,000              --              --
         Provision for returns and warranty                                75,175              --              --
         Changes in
            Trade accounts receivable                                  (2,006,110)         32,302          13,263
            Inventory                                                  (1,526,652)         32,941        (127,032)
            Prepaid expenses and other assets                            (142,670)         12,967         (41,439)
            Accounts payable                                            1,084,362        (677,641)        817,004
            Accrued liabilities                                         1,458,427         449,317         399,643
            Deferred revenue                                                   --      (1,786,924)      1,075,581
                                                                     ------------    ------------    ------------
               Net cash used in operating activities                  (17,535,628)    (10,771,157)     (5,941,732)
                                                                     ------------    ------------    ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
      Purchase of available-for-sale securities                        (6,932,154)     (7,091,027)    (12,894,062)
      Sale of available-for-sale securities                            12,110,585      11,914,193      13,015,995
      Purchases of property and equipment                              (3,213,141)     (1,624,354)    (10,247,985)
      Construction in progress payables                                        --        (746,259)     (1,297,035)
      Patent costs and other long-term assets                            (256,333)       (154,907)        (72,851)
                                                                     ------------    ------------    ------------
               Net cash provided by (used in) investing activities      1,708,957       2,297,646     (11,495,938)
                                                                     ------------    ------------    ------------



     The accompanying notes to financial statements are an integral part of these statements.

                         BOLDER TECHNOLOGIES CORPORATION

                            STATEMENTS OF CASH FLOWS



                                                              FOR THE YEAR ENDED DECEMBER 31,
                                                       --------------------------------------------

                                                           1999            1998            1997
                                                       ------------    ------------    ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
     Proceeds from issuance of preferred stock         $         --    $         --    $ 15,921,400
     Proceeds from issuance of common stock              34,658,243         113,658         162,621
     Proceeds from issuance of notes payable                     --       5,119,951       7,019,749
     Payments on notes payable                           (1,522,214)     (1,143,809)     (1,101,383)
     Stock issuance costs                                  (621,044)        (68,080)       (118,684)
     Other                                                      606             (86)             --
                                                       ------------    ------------    ------------
           Net cash provided by financing activities     32,515,591       4,021,634      21,883,703
                                                       ------------    ------------    ------------

NET INCREASE (DECREASE) IN CASH AND
     CASH EQUIVALENTS                                    16,688,920      (4,451,877)      4,446,033
CASH AND CASH EQUIVALENTS, beginning of period              962,453       5,414,330         968,297
                                                       ------------    ------------    ------------
CASH AND CASH EQUIVALENTS, end of period               $ 17,651,373    $    962,453    $  5,414,330
                                                       ============    ============    ============

SUPPLEMENTAL DISCLOSURE OF CASH FLOW
     INFORMATION:
     Cash paid for interest                            $  1,326,438    $  1,307,113    $    552,875
                                                       ============    ============    ============



               The accompanying notes to financial statements are
                     an integral part of these statements.

                         BOLDER TECHNOLOGIES CORPORATION

                          NOTES TO FINANCIAL STATEMENTS

(1) ORGANIZATION

         BOLDER Technologies Corporation (the "Company") is an energy technology company that is currently involved in the design, development and marketing of advanced, high power, rechargeable lead acid-based batteries and battery-powered products based on its patented Thin Metal Film ("TMF") technology. During the fourth quarter 1999, the Company ceased being a development stage company. The Company was incorporated in the state of Colorado on March 22, 1991 ("Inception") as Bolder Battery, Inc., and reincorporated as a Delaware corporation on November 19, 1993 and was subsequently renamed BOLDER Technologies Corporation. In May 1996, the Company successfully completed an Initial Public Offering ("IPO") of 2,200,000 shares of stock at $10.50 per share. The Company is located in Golden, Colorado, and its customers have been primarily United States companies and the United States government. Revenue recognized in 1998 and 1997 relates primarily to a technology transfer agreement with a strategic partner, Johnson Controls, Inc. ("Johnson Controls"), Small Business Innovation Research research and development agreements, a customer-funded research and development agreement, and sales of demonstration and evaluation units of the Company's product. The Company's business plan does not contemplate that research and development services will continue to a significant degree after the Company commences sales of its product in commercial quantities. Accordingly, such revenue from research and development services are not considered as recurring or indicative of the Company's future revenue, if any, from the sale of its battery products in commercial quantities. During the fourth quarter of 1999, the Company began volume shipments of its first commercial product, SECURESTART, a portable jump-starting unit.

         The Company has incurred losses since its inception, and has an accumulated deficit of $52,723,159 at December 31, 1999. The Company's operations are subject to certain risks and uncertainties, some of which follow. The Company has now demonstrated the ability to produce its Sub-C cell in large volumes on a one-shift basis. The Company must be able to produce its product in commercial quantities on a 24-hour per day basis, and commercial acceptance of the Company's products will have to occur in the marketplace before the Company can sustain successful operations. The Company expects to incur additional losses in the future as it continues to improve its manufacturing process and improve product performance, expand commercial sales and seeks to improve its manufacturing, sales and marketing capability. There can be no assurance that the Company will achieve significant revenues or profitability in the future. Further, during the period required to achieve successful operations, the Company may require additional capital which may not be available to it. If capital is not available, or the terms of available capital are not acceptable to the Company, the Company would have to delay planned expenditures and/or cut back on its current level of operations, among other actions. The Company believes that its available cash and cash equivalents, investments and interest income will be sufficient to satisfy its funding needs at least through December 31, 2000.

         Further, the recovery of the carrying amount of the Company's long-lived assets, primarily assets for the high-volume production of batteries, is dependent on generating revenue from sales of the Company's products in commercial quantities.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Use of Estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions. These estimates and assumptions may affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

         Cash and Cash Equivalents

         Cash and cash equivalents include highly liquid investments with original maturities of three months or less.

         Available-for-Sale Securities

         Debt and equity securities that the Company has both the positive intent and ability to hold to maturity are classified as held-to-maturity and are reported at amortized cost. Debt and equity securities that are bought and held principally for the purpose of selling them in the near term are classified as trading securities and reported at fair value, with the unrealized gains and losses included in earnings. Debt and equity securities not classified as either held-to-maturity securities or trading securities are classified as available-for-sale securities and reported at fair value, with unrealized gains or losses excluded from earnings and reported as a separate component of stockholders' equity.

         The Company's available-for-sale securities at December 31, 1999 and 1998, consist of United States Treasury bills and debt securities of United States government agencies and are reported at fair value. The fair market value of these securities approximates their amortized cost.

         Inventory

         Inventories are stated at the lower of cost (first-in, first-out basis) or market. Inventories, net of provisions, consist of the following as of December 31:


                                        1999         1998
                                     ----------   ----------
         Raw materials ...........   $  946,180       68,661
         Work in process .........      435,747       35,938
         Finished goods ..........      274,612       25,288
                                     ----------   ----------
                                     $1,656,539   $  129,887
                                     ==========   ==========

         Property and Equipment

         Property and equipment, excluding production line equipment, are stated at cost and depreciation is provided using the straight-line method over the estimated useful lives of the respective assets, which are three to seven years. Production line property and equipment are stated at cost and depreciated based on units expected to be produced over the estimated lives of the assets, which are five to ten years. Depreciation and amortization expense related to property and equipment for the years ended December 31, 1999, 1998 and 1997 was $1,456,724, $1,082,286, and $654,591, respectively. Leasehold improvements are capitalized and amortized over the shorter of the lease term or their estimated useful life. Maintenance and repairs that do not improve or extend the life of assets and expenditures for research and development equipment for which there is no future alternative use are expensed as incurred. Expenditures which improve or extend the life of assets are capitalized. During 1999, the Company disposed of obsolete production equipment with a net book value of approximately $1.4 million.

         Patents

         The Company capitalizes direct, external costs associated with patent applications and filings. Costs associated with successful applications are amortized over fourteen years beginning with the date of issue. Capitalized costs are written off at such time as it becomes known that an application will not be successful or when a particular patent is deemed to no longer be of value.

         Product Revenue

         Revenue from sales of products are recognized when the product ships and title passes to the customer. Revenue is net of allowances for estimated returns.

         Advertising Expense

         Advertising costs are charged to expense as incurred and amounted to $456,275, $20,189 and $16,470 for the years ended December 31,1999, 1998 and
1997, respectively.

         Research and Development Revenue and Royalties

         Revenues for research and development services performed under the Company's technology transfer arrangement with Johnson Controls were recognized using the percentage of completion method, based on the actual effort expended for a particular period relative to the total expected effort to perform the Company's obligations under this arrangement. Revenues recognized under this agreement totaled $0, $1,748,174, and $1,748,169, for the years ended December 1999, 1998, and 1997, respectively. The Company completed all of its obligations under the technology transfer agreement in October 1998 and accordingly recognized all remaining revenue associated with this arrangement. Research and development revenues and royalties in 1999 relate primarily to minimum royalties received from Johnson Controls.

         For other research and development arrangements, the Company generally recognizes revenue upon the completion of established milestones or upon project completion.

         Basic and Diluted Net Loss Per Share

         The Company presents basic and diluted earnings or loss per share in accordance with SFAS No. 128, Earnings Per Share, which establishes standards for computing and presenting basic and diluted earnings per share. Under this statement, basic earnings or loss per share is computed by dividing the net earnings or loss by the weighted average number of shares of common stock outstanding. Diluted earnings or loss per share is determined by dividing the net earnings or loss by the sum of 1) the weighted average number of shares of common stock outstanding, 2) if not antidilutive, the number of shares of convertible preferred stock as if converted upon issuance, and 3) if not antidilutive, the effect of outstanding stock options and warrants determined using the treasury stock method.

         Accordingly, the Company has presented basic earnings per share for each period presented. For all periods presented, the effects of the convertible preferred stock, stock options and warrants were excluded from the calculation of diluted loss per share since the result would have been antidilutive.

         At December 31, 1999, securities that have been excluded from basic and diluted net loss per share because they would be antidilutive, without regard to the treasury stock method, are outstanding options to purchase 2,501,430 shares of the Company's common stock, outstanding warrants to purchase 291,641 shares of the Company's common stock and 325,000 shares of Convertible, Redeemable Preferred Stock, which are convertible into 1,083,333 shares of common stock.

         At December 31, 1998, securities that have been excluded from basic and diluted net loss per share because they would be antidilutive, without regard to the treasury stock method, are outstanding options to purchase 1,528,814 shares of the Company's common stock, outstanding warrants to purchase 49,766 shares of the Company's common stock and 336,200 shares of Convertible, Redeemable Preferred Stock, which are convertible into 1,120,667 shares of common stock.

         At December 31, 1997, securities that have been excluded from basic and diluted net loss per share because they would be antidilutive, without regard to the treasury stock method, are outstanding options to purchase 1,139,240 shares of the Company's common stock, outstanding warrants to purchase 49,766 shares of the Company's common stock and 336,200 shares of Convertible, Redeemable Preferred Stock, which are convertible into 1,120,667 shares of common stock.

         Concentration of Credit Risk

         Financial instruments that potentially subject the Company to a concentration of credit risk consist of cash and cash equivalents, available for sale securities and accounts receivable. The Company maintains the majority of its cash, cash equivalents and short-term investment balances with financial institutions that management believes are creditworthy in the form of demand deposits and United States Treasury notes, Treasury bills, and debt securities of agencies of the United States government. The Company has no significant off-balance sheet concentrations of credit risk such as foreign exchange contracts, options contracts or other foreign hedging arrangements.

         The Company performs ongoing credit evaluations of its customers' financial condition and generally does not require collateral. Its accounts receivable balances are primarily domestic. The Company had two principal customers that accounted for approximately 90% and 99% of its total revenue for the years ended December 31, 1999 and 1998, respectively. Accounts receivable from these customers represented 85% and 88% of the accounts receivable balance at December 31, 1999 and 1998, respectively.

         Fair Value of Financial Instruments

         The Company's financial instruments consist of cash and cash equivalents, short-term trade receivables and payables and notes payable. The carrying values of cash and cash equivalents and short-term trade receivables and payables approximate fair value. The fair value of notes payable is estimated based on current rates available for similar debt with similar maturities and collateral, and at December 31, 1999, approximates the carrying value.

         Impairment of Long-lived Assets

         The Company continually evaluates whether events and circumstances have occurred which may indicate that its long-lived assets may be impaired. The Company evaluates impairment based upon estimated undiscounted cash flows over the remaining life of the long-lived assets. Management believes the carrying value of all long-lived assets at December 31, 1999 and 1998 are recoverable through normal operations.

         Stock-based Compensation

         The Company accounts for stock-based employee compensation arrangements in accordance with the provisions of Accounting Principles Board ("APB") Opinion Number 25, "Accounting for Stock Issued to Employees" and related interpretations and complies with the disclosure provisions of Statement of Financial Accounting Standards ("SFAS") Number 123, "Accounting for Stock-Based Compensation." Under APB 25, compensation expense is based on the difference, if any, on the date of the grant, between the fair value of the Company's stock and the exercise price of the option. The Company accounts for equity instruments issued to nonemployees in accordance with the provisions of SFAS No. 123 and related interpretations.

         Income Taxes

         The current provision for income taxes represents actual or estimated amounts payable or refundable on tax returns filed or to be filed each year. Deferred tax assets and liabilities are recorded for the estimated future tax effects of temporary differences between the tax basis of assets and liabilities and amounts reported in the accompanying balance sheets. Deferred tax assets are also recognized for net operating loss and tax credit carryovers. The overall change in deferred tax assets and liabilities for the period measures the deferred tax expense for the period. Effects of changes in enacted tax laws on deferred tax assets and liabilities are reflected as adjustments to tax expense in the period of enactment. The measurement of deferred tax assets may be reduced by a valuation allowance based on judgmental assessment of available evidence if deemed more likely than not that some or all of the deferred tax assets will not be realized.

         Comprehensive Income

         Effective January 1, 1998, the Company adopted the provisions of SFAS No. 130, "Reporting Comprehensive Income." SFAS No. 130 establishes standards for reporting comprehensive income and its components in financial statements. Comprehensive income, as defined, includes all changes in equity (net assets) during a period from non-owner sources. From Inception, the Company has not had any material transactions that are required to be reported in comprehensive income as compared to its net loss.

         Segment Information

         In June 1997, the Financial Accounting Standards Board issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." This statement establishes standards for the way companies report information about operating segments in annual financial statements. It also establishes standards for related disclosures about products and services, geographic areas and major customers. In accordance with the provisions of SFAS No. 131, the Company has determined that it does not have separately reportable operating segments.

         Recent Accounting Pronouncements

         In March 1998, the American Institute of Certified Public Accountants ("AICPA") issued Statement of Position ("SOP") No. 98-1, "Software for Internal Use," which provides guidance on accounting for the cost of computer software developed or obtained for internal use. SOP No. 98-1 is effective for financial statements for fiscal years beginning after December 15, 1998. The adoption of SOP No. 98-1 did not have a material impact on the Company's financial statements.

         The AICPA has issued SOP No. 98-5, "Reporting on the Costs of Start-up Activities." SOP No. 98-5 requires that all non-governmental entities expense the costs of start-up activities, including organizational costs, as these costs are incurred, and is effective for fiscal years beginning after December 15, 1998. The adoption of SOP No. 98-5 did not have a material impact on the Company's financial statements.

         In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities". The Company is required to adopt SFAS 133 in fiscal 2001. SFAS No. 133 established methods of accounting for derivative financial instruments and hedging activities related to those instruments as well as other hedging activities. To date, the Company has not entered into any derivative financial instruments or hedging activities.

         In December 1999, the SEC issued SAB No. 101, "Revenue Recognition" ("SAB 101"). SAB 101 clarifies the SEC Staff's views in applying generally accepted accounting principles to selected revenue recognition issues. The guidance in SAB 101 must be implemented by the Company during its first quarter of fiscal 2000. The Company is currently evaluating the impact, if any, of SAB 101 on its financial reporting.

         Reclassifications

         Certain reclassifications have been made to the prior period financial statements to conform to the current period presentation.


(3) AVAILABLE-FOR-SALE SECURITIES

         The following is a summary of available-for-sale securities as of December 31, 1999 and 1998:


                                                            1999          1998
                                                         -----------   -----------
         U.S. government agency debt securities ......   $ 4,978,850   $ 9,138,509
         U.S. Treasury notes .........................          --       1,018,772
                                                         -----------   -----------
                                                         $ 4,978,850   $10,157,281
                                                         ===========   ===========

         Unrealized gains and losses on available-for-sale securities were immaterial as of December 31, 1999 and 1998 and for each of the three years ended December 31, 1999.

         The amortized cost of debt securities at December 31, 1999, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities.


         Less than 1 year....................     $ 4,978,850
                                                  ===========

(4) STOCKHOLDERS' EQUITY

         Preferred Stock

         In October 1997, the Company completed a private placement sale of 336,200 shares of Series A Convertible, Redeemable Preferred Stock, $0.001 par value per share ("1997 Series A"), for $50 per share. The net proceeds from the offering were approximately $15.8 million. The placement agents for the 1997 Series A received warrants to purchase an aggregate of 30,641 shares of the Company's common stock at an exercise price of $14.50 per share, in addition to customary commissions. Cash offering costs related to this private placement totaled $1,075,354.

         Dividends on the 1997 Series A are cumulative and payable semi-annually on June 30 and December 31, beginning October 8, 1997, at an annual rate equal to $4 per share if paid in cash and $4.50 per share if paid in shares of the Company's common stock. The shares of 1997 Series A are convertible into common stock at the option of the holder at a conversion price equal to $15 per share subject to adjustment in certain circumstances. The 1997 Series A, if not earlier redeemed, must be redeemed on October 8, 2002 at the redemption price.

         The redemption price, which is equal to $50 per share plus accrued and unpaid dividends, may be paid in shares of the Company's common stock or cash or in a combination of common stock and cash, at the Company's option. It is the Company's intent, however, to redeem the 1997 Series A for shares of the Company's common stock. Accordingly, the 1997 Series A is included as a component of stockholders' equity.

         Dividends paid on the 1997 Series A have been paid in shares of the Company's common stock (with cash payments for fractional shares) as follows:


         Dividend Payment Date     Cash Amount Paid       Common Shares Issued
         ---------------------     ----------------       --------------------
         March           1998             $ 26                   77,985
         June            1998             $ 43                   36,704
         December        1998             $ 17                   80,902
         June            1999             $ 26                   82,444
         December        1999             $ 16                   56,712

         The carrying amount of the 1997 Series A is increased for accrued and unpaid dividends plus periodic accretion of offering costs, using the effective interest method, such that the carrying amount will equal the redemption amount on October 8, 2002. The carrying amount includes accreted offering costs of $479,293 and $264,217 at December 31, 1999 and 1998, respectively.

         1996 Equity Incentive Plan

         In March 1996, the Company adopted the 1996 Equity Incentive Plan, as amended (the "Equity Incentive Plan"). The Equity Incentive Plan is a successor to, and restatement of, the Company's 1992 Incentive Stock Option Plan and its 1992 Non-Qualified Stock Option Plan (the "1992 Plans"). The Equity Incentive Plan provides for the following types of stock-based awards: incentive stock options for employees (including officers and employee directors); nonstatutory stock options for employees (including officers and non-employee directors), directors and consultants; and restricted stock purchase awards, stock bonuses and stock appreciation rights to employees (including officers and employee directors) and consultants. As of December 31, 1999, no grants of stock bonuses, restricted stock purchase awards or stock appreciation rights have been made.

         The Company has reserved 2,308,973 shares of its Common Stock for future issuance under the Equity Incentive Plan at December 31, 1999. At December 31, 1999, options for 400,629 shares of common stock are available for grant under the terms of the Equity Incentive Plan.

         Employee Stock Purchase Plan

         In March 1996, the Company adopted the Employee Stock Purchase Plan, as amended, (the "Purchase Plan"), which covers an aggregate of 80,000 shares of Common Stock. The Purchase Plan is intended to qualify as an employee stock purchase plan within the meaning of Section 423 of the Internal Revenue Code. Under the Purchase Plan, the Board of Directors may authorize participation by eligible employees, including officers, in periodic offerings following the adoption of the Purchase Plan. The offering period for any offering will be no more than 27 months.

         Employees are eligible to participate if they are employed by the Company or an affiliate of the Company designated by the Board of Directors for at least 20 hours of service per week and are employed by the Company or a subsidiary of the Company designated by the Board for at least five months of service per calendar year. Employees who participate in an offering can have up to 10% of their earnings withheld pursuant to the Purchase Plan. The amount withheld will then be used to purchase shares of Common Stock on specified dates determined by the Board of Directors. The price of Common Stock purchased under the Purchase Plan will be equal to 85% of the lower of the fair market value of the Common Stock on the commencement date of each offering period or the relevant purchase date. Employees may end their participation in the offering at any time during the offering period, and participation ends automatically on termination of employment with the Company. At December 31, 1999, 44,675 shares of common stock had been issued under the Purchase Plan. Subsequent to December 31, 1999, 12,754 shares were issued related to employee participation in 1999. At December 31, 1999, 35,325 shares of common stock were available for future offerings, which amount was reduced to 22,571 with the issuance subsequent to December 31, 1999.

         Rights Agreement

         In January 1998, the Board of Directors of the Company declared a dividend distribution of one preferred share purchase right (a "Right") for each outstanding share of common stock. Upon certain events, including events which could result in a change in control of the Company, each Right entitles the registered holder to purchase from the Company one one-hundredth of a share of Series B Junior Participating Preferred Stock at a price of $100, subject to adjustment.

         Statement of Financial Accounting Standards No. 123

         SFAS 123 defines a fair value based method of accounting for employee stock options or similar equity instruments. However, SFAS 123 allows the continued measurement of compensation cost for such plans using the intrinsic value based method prescribed by APB 25, provided that pro forma disclosures are made of net income or loss and net income or loss per share, assuming the fair value based method of SFAS 123 had been applied. The Company has elected to account for its stock-based compensation plans for employees and directors under APB 25. During 1999, the Company recognized $97,263 in compensation expense for options granted at less than market value. During 1998 and 1997, all options were granted at fair value, and accordingly, the Company recorded no compensation expense during 1998 and 1997 under the provisions of APB 25. For purposes of the pro forma disclosures presented below, the Company has computed the fair values of all options granted during 1999, 1998 and 1997, using the Black-Scholes pricing model and the following weighted average assumptions:


                                             1999           1998            1997
                                           --------        --------       ---------
     Risk-free interest rate............    5.7%            5.3%           6.1%
     Expected dividend yield............    0.0%            0.0%           0.0%
     Expected lives outstanding.........    3.6 yrs.        6.1 yrs.       5.3 yrs.
     Expected volatility................   55.8%           26.0%          22.3%

         To estimate lives of options for this valuation, it was assumed options will be exercised upon becoming fully vested. All options are initially assumed to vest. Cumulative compensation costs recognized in pro forma net income or loss with respect to options that are forfeited prior to vesting is reflected as a reduction of pro forma compensation expense in the period of forfeiture. The expected volatility was based on the Company's volatility since its IPO. Actual volatility of the Company's common stock varies. Fair value computations are highly sensitive to the volatility factor assumed; the greater the volatility, the higher the computed fair value of options granted.

         The total fair value of options granted was computed to be approximately $5,283,000, $1,773,000, and $1,684,000 for the years ended December 31, 1999, 1998 and 1997, respectively. These amounts are amortized ratably over the vesting periods of the options or recognized at date of grant if no vesting period is required. Pro forma stock-based compensation, net of the effect of forfeitures, was $1,433,887, $904,376, and $619,497 for 1999, 1998 and
1997, respectively. Because the fair value method of accounting prescribed by SFAS 123 has not been applied to options granted prior to January 1, 1996, the resulting pro forma compensation cost may not be representative of that to be expected in future years.

         In addition to the options, there was approximately $53,000, $58,000, and $38,500 of pro forma compensation related to the Purchase Plan for 1999, 1998 and 1997, respectively. The shares were valued assuming a 55.8%, 26.0%, and 22.3% volatility factor, and a 5.1%, 4.8%, and 5.2% risk free interest rate for 1999, 1998 and 1997, respectively.

         If the Company had accounted for its stock-based compensation plans in accordance with SFAS 123, the Company's net loss and pro forma net loss per common share would have been reported as follows:


                                                                     1999            1998            1997
                                                                 ------------    ------------    ------------
     Net loss:                 As reported ...................   $(20,379,392)   $ (9,943,969)   $ (8,749,424)
                                                                 ============    ============    ============
                               Pro forma .....................   $(21,866,089)   $(10,906,558)   $ (9,407,421)
                                                                 ============    ============    ============

     Net loss allocable
     to common                  As reported ..................   $(22,082,168)   $(11,671,086)   $ (9,151,744)
     shareholders                                                ============    ============    ============
                                Pro forma ....................   $(23,568,865)   $(12,633,675)   $ (9,809,741)
                                                                 ============    ============    ============

     Basic and                  As reported (Note 2) .........   $      (1.97)   $      (1.22)   $      (0.97)
                                                                 ============    ============    ============
     Diluted EPS                Pro forma (Note 2) ...........   $      (2.10)   $      (1.32)   $      (1.04)
                                                                 ============    ============    ============


       A summary of stock options for the years ended December 31, 1999, 1998 and 1997 is presented below:


                                                               WEIGHTED
                                                                AVERAGE
                                                               EXERCISE
                                                   SHARES        PRICE
                                                 ---------    -----------
     BALANCES, as of December 31, 1996 ......      887,750    $     6.07
       Granted ..............................      362,916    $    14.22
       Canceled .............................      (75,983)   $     8.19
       Exercised ............................      (35,443)   $     0.27
                                                 ---------
     BALANCES, as of December 31, 1997 ......    1,139,240    $     8.71
                                                 ---------
       Granted ..............................      518,130    $     9.22
       Canceled .............................     (122,872)   $    13.48
       Exercised ............................       (5,684)   $     0.34
                                                 ---------
     BALANCES, as of December 31, 1998 ......    1,528,814    $     8.53
                                                 ---------
       Granted ..............................    1,095,358    $     8.48
       Canceled .............................      (58,690)   $    11.95
       Exercised ............................      (64,052)   $     0.72
                                                 ---------
     BALANCES, as of December 31, 1999 ......    2,501,430    $     8.63
                                                 =========

The weighted average exercise prices and weighted average fair value of options granted during the years ended December 31, 1999, 1998 and 1997 were as follows:


                                                   WEIGHTED
                                                    AVERAGE          WEIGHTED
     YEAR ENDED DECEMBER 31,          NUMBER OF  ESTIMATED FAIR      AVERAGE
     1999                              OPTIONS       VALUE        EXERCISE PRICE
                                      ---------  ---------------- --------------
     Exercise price equal to
     estimated fair value .........     945,358      $    4.31       $    9.42
     Exercise price less than
     estimated fair value .........     150,000           8.05            2.59
                                      ---------      ---------       ---------
     Total ........................   1,095,358      $    4.82       $    8.48
                                      =========      =========       =========


                                                   WEIGHTED
                                                    AVERAGE          WEIGHTED
     YEAR ENDED DECEMBER 31,          NUMBER OF  ESTIMATED FAIR      AVERAGE
     1998:                             OPTIONS       VALUE        EXERCISE PRICE
                                      ---------  ---------------- --------------
     Exercise price equal to
     estimated fair value .........   518,130       $  3.45         $  9.22
     Exercise price less than
     estimated fair value .........        --            --              --
                                      -------       -------         -------
     Total ........................   518,130       $  3.45         $  9.22
                                      =======       =======         =======



                                                   WEIGHTED
                                                    AVERAGE          WEIGHTED
     YEAR ENDED DECEMBER 31,          NUMBER OF  ESTIMATED FAIR      AVERAGE
     1997:                             OPTIONS       VALUE        EXERCISE PRICE
                                      ---------  ---------------- --------------
     Exercise price equal to
     estimated fair value .........   362,916        $  4.77      $ 14.22
     Exercise price less than
     estimated fair value .........        --             --           --
                                      -------        -------      -------
     Total ........................   362,916        $  4.77      $ 14.22
                                      =======        =======      =======


         The following table summarizes information about the options outstanding at December 31, 1999:



                                            OUTSTANDING AT                            EXCERCISABLE AT
                                           DECEMBER 31, 1999                         DECEMBER 31, 1999
                            ------------------------------------------------    -----------------------------
                                                 WEIGHTED
                                                  AVERAGE        WEIGHTED                         WEIGHTED
                                                 REMAINING        AVERAGE          NUMBER          AVERAGE
RANGE OF EXERCISE PRICES        NUMBER          CONTRACTUAL      EXERCISE                         EXERCISE
                                                   LIFE            PRICE                            PRICE
-------------------------   ---------------    --------------   ------------    --------------   ------------
$0.15 ....................       45,887            4.2             0.15              45,850          0.15
$0.38 ....................      149,331            4.5             0.38             149,208          0.38
$0.75 ....................       10,241            5.1             0.75              10,062          0.75
$1.50 ....................       59,392            5.5             1.50              54,874          1.50
$2.59 ....................      150,000            9.8             2.59              12,500          2.59
$6.00 ....................      155,362            6.1             6.00             106,938          6.00
$8.00 - $9.31 ............      584,819            8.6             8.84             119,720          8.47
$9.50 - $10.50 ...........      700,336            9.4            10.24             229,061         10.31
$11.75 - $15.50 ..........      646,062            8.5            13.32             273,483         14.37
                              ---------                                           ---------
       TOTAL .............    2,501,430            8.1             8.63           1,001,696          7.99
                              =========                                           =========

Stock Warrants

The Company issued warrants to a consultant in exchange for services to purchase 195,000 shares of common stock at an exercise price of $8.00. The total fair value of the warrants was $550,000, which was recorded as consulting expense in 1999.

In connection with the common stock offering in November 1999, the Company issued warrants to the underwriter to purchase 66,000 shares of common stock. The fair value of the warrants was $593,340, which offsets the proceeds from the common stock offering.

(5) JOINT VENTURE AND LICENSE AGREEMENTS

         In June 1995, the Company and Johnson Controls formed a joint venture, Johnson Controls/Bolder LLC (the "Joint Venture"), to develop high volume manufacturing technology for TMF batteries, to commercialize the TMF technology and to promote the TMF technology in the hybrid electric vehicle market. In July 1996, having substantially completed its primary objective of developing the high volume manufacturing technology, the Company and Johnson Controls agreed to discontinue the Joint Venture and separately implement TMF battery manufacturing facilities to best meet the unique requirements of the markets addressed by each. This agreement to discontinue the Joint Venture was formalized on January 22, 1997, but made effective as of July 31, 1996. From inception until it was terminated, the Joint Venture was primarily engaged in the research and development of the manufacturing process for TMF batteries and did not generate any significant revenues. Assets and liabilities of the Joint Venture at the date of termination were considered to be the property of the Company, and the net assets attributable to Johnson Controls' ownership interest were considered to be advance payments on the technology transfer agreement entered into between the Company and Johnson Controls.

         In connection with the termination of the Joint Venture and the restructuring of the relationship between the Company and Johnson Controls, the Company agreed to engage in technology transfer services which will allow Johnson Controls to deploy TMF technology in specified markets in commercial quantities. In exchange for services to be performed under the technology transfer agreement, the Company received Johnson Controls' interest in the net assets of the Joint Venture in the amount of $746,343 during 1996, and a cash payment of $2,750,000 from Johnson Controls during 1997. The Company recognized $1,748,174 and $1,748,169 of revenue related to this agreement during the years ended December 31, 1998 and 1997, respectively. In October 1998 the Company completed the technology transfer and recognized the remaining revenue relating to the agreement.

         In addition, the Company granted Johnson Controls, Inc. a license to make and sell TMF batteries in markets related to auto/truck primary starting, hybrid electric vehicles, lawn and garden equipment starting, motorcycle starting and uninterruptible power supplies. The Company will receive royalties on all units sold by Johnson Controls into these markets which incorporate the Company's TMF technology, subject to certain minimum royalties payable each year. In 1999 and 1998, the Company received $140,000 and $295,000, respectively, in minimum royalties. The Company and Johnson Controls also entered into a cross supply agreement pursuant to which they will supply each other with TMF battery products.

(6) NOTES PAYABLE

         The Company has entered into a senior loan and security agreement (the "Agreement") whereby the Company may borrow, in one or more borrowings, an amount not to exceed $1,500,000 in the aggregate. At December 31, 1999, cumulative borrowings under the Agreement totaled $862,915. No further borrowings are allowed under the terms of this Agreement. The Company has granted a first perfected security interest in certain of its equipment, machinery and fixtures as collateral to these borrowings. At December 31, 1999, $22,697 is outstanding under the Agreement.

         The notes payable under the Agreement at December 31, 1999 and 1998, bear interest at rates varying from 9.1% to 10.0% (weighted average interest rate of 9.11% at December 31, 1999), due on varying dates through July 2000 and require monthly payments of principal and interest totaling $3,341.

         In connection with the Agreement, the Company issued warrants to the lender. Under the terms of the warrants, the lender could acquire up to 10,500 shares and 8,625 shares of the Company's Common Stock for $3.00 and $6.00 per share, respectively. During 1999, the lender exercised these warrants, resulting in the issuance of 10,676 shares, net.

         In March 1997, the Company entered into a senior loan and security agreement ("the Loan Agreement"), whereby the Company may borrow, in one or more borrowings, an amount not to exceed $13 million in the aggregate. At December 31, 1999, cumulative borrowings under the Loan Agreement totaled $12.26 million. The Company gave the lender a first perfected security interest in certain of its tenant improvements in its Golden, Colorado facility and in its commercial production line as collateral. At December 31, 1999, $8,836,134 is outstanding under the Loan Agreement.

         The notes payable under the Loan Agreement at December 31, 1999 and 1998 bear interest at rates varying from 12.8% to 17.2% (weighted average interest rate of 13.5% at December 31, 1999), are due on varying dates through February 2004 and require monthly payments of principal and interest totaling $239,085.

         The aggregate maturities of the notes payable are as follows:



     2000 ....................   $2,122,108
     2001 ....................    2,247,600
     2002 ....................    1,835,261
     2003 ....................    1,899,337
     2004 ....................      754,525
                                 ----------
                                 $8,858,831
                                 ==========


(7) COMMITMENTS AND CONTINGENCIES

         The Company leases its office space and production facility under an eleven-year lease with two five-year renewal options. The Company also leases certain office equipment under lease agreements which terminate in 2002. Future minimum commitments under these leases are as follows:


     2000 ....................   $  646,150
     2001 ....................      622,081
     2002 ....................      552,417
     2003 ....................      548,262
     2004 ....................      540,876
     Thereafter ..............    1,778,122
                                 ----------
                                 $4,687,908
                                 ==========

         Monthly rental payments for the Company's office and manufacturing space are approximately $45,000. Rent expense for the years ended December 31, 1999, 1998 and 1997 was $533,490, $461,119, and $482,584, respectively.

         The Company has entered into employment agreements with certain executives that provide for specified severance payments should the Company terminate the executive's employment with the Company, other than for cause. The amount to be paid is subject to reduction in certain circumstances.

         The Company has a 401(k) plan under which eligible employees may defer up to 20% of their compensation. The Company may make matching contributions and discretionary contributions if approved by the Board of Directors. For 1999, 1998 and 1997, no employer matching or discretionary contributions were made to the Plan.

         The Company is subject to certain environmental and other regulations primarily administered by the United States Environmental Protection Agency and various state agencies. Management of the Company believes it has complied with all material aspects associated with these regulations.

         From time to time the Company is subject to legal proceedings arising out of operations. In September 1999, Century Mfg. Co. ("Century"), a subsidiary of Pentair, Inc., filed a complaint against the Company in the United States District court for the District of Minnesota. Century, which manufactures a line of portable power and jump-starting products, alleges among other things that the Company has misappropriated Century's trade secrets and breached a confidentiality agreement in producing and manufacturing SECURESTART.

         Century later filed a separate lawsuit alleging that the SECURESTART product infringes a patent issued to Century in November 1999. That suit was consolidated with the first action, and now all of Century's claims are pending in the first action. The Company has answered Century's complaint and asserted counterclaims for Century's misappropriation for the Company's trade secrets and confidential information. The Company believes that Century's claims are without merit, intend to defend against them vigorously, and intend to press vigorously our counterclaims.

         In December 1999, Mueller Electric Company ("Mueller"), a manufacturer of cable assemblies, filed an arbitration demand in Denver, Colorado against the Company alleging breach of a supply contract and demanding payment of $443,000 plus interest. The Company has denied the claims, believes that Mueller failed to perform under the contract and has filed a breach of contract counter claim and is seeking damages of at least $40,000 plus interest and fees. An arbitration hearing has been set for May 2000. It is probable that a settlement cost will occur, the amount of which is uncertain.

(8)  ACCRUED COMPENSATION AND OTHER ACCRUED LIABILITIES

         The components of accrued compensation and other accrued liabilities are as follows:


                                                   1999          1998
                                                ----------   ----------
     Accrued vacation .......................   $  390,493   $  250,676
     Employee stock purchase plan payable ...       95,011       60,523
     Property taxes payable .................      533,227      218,016
     Accrued commissions and bonuses ........      674,390      344,400
     Compensation payable ...................      264,710      178,386
     Accrued interest .......................      101,028      120,149
     Warranty and returns allowance .........       75,175         --
     Advertising costs ......................      185,000         --
     Professional services ..................      247,257         --
     Other ..................................      370,419      230,958
                                                ----------   ----------
                                                $2,936,710   $1,403,108
                                                ==========   ==========


(9) INCOME TAXES

         The Company has had losses since Inception, and therefore has not been subject to federal or state income taxes. As of December 31, 1999, the Company had an accumulated net operating loss ("NOL") carryforward for income tax purposes of approximately $51.9 million. The carryforward is subject to examination by the tax authorities and expires at various dates through the year 2014. The Tax Reform Act of 1986 contains provisions that may limit the NOL carryforwards available for use in any given year upon the occurrence of certain events, including significant changes in ownership interest. A change of ownership of a company greater than 50% within a three-year period results in an annual limitation on the Company's ability to utilize its NOL carryforwards from tax periods prior to the ownership change. The private placement sale of the 1997 Series A in October 1997 and the secondary common stock offering in November 1999 resulted in such a change of ownership, limiting the annual utilization of the NOL carryforward. As a result, the Company estimates that the NOL carryforward limitation will be approximately $7.0 million in each future year. The Company does not believe that this limitation will affect the eventual utilization of its total NOL carryforwards.

         Deferred tax assets and liabilities consist of the following:


                                                              DECEMBER 31,
                                                     ----------------------------
                                                         1999            1998
                                                     ------------    ------------
     Deferred tax assets:
          Net operating loss carryforwards .......   $ 19,839,554    $ 13,459,592
          Warrants issued ........................        210,375            --
          Deferred revenue .......................         13,388          13,388
          Warranty reserve .......................         28,751            --
          Accounts receivable ....................         83,768            --
          Inventory ..............................        545,552          67,264

          Accrued compensation ...................        386,514         251,264
          Other ..................................         95,623          21,994
                                                     ------------    ------------
                                                       21,203,525      13,813,502
          Less valuation allowance ...............    (20,086,465)    (12,297,020)
                                                     ------------    ------------
                                                        1,117,060       1,516,482
     Deferred tax liability:
          Depreciation differences ...............       (916,881)     (1,388,301)
          Capitalized patent costs ...............       (200,179)       (128,181)
                                                     ------------    ------------
                                                       (1,117,060)     (1,516,482)
                                                     ------------    ------------
          Net deferred taxes .....................   $          0    $          0
                                                     ============    ============

         The Company's net deferred tax assets represent a previously unrecognized tax benefit. Recognition of these benefits requires future taxable income, the attainment of which is uncertain, and therefore, a valuation allowance has been established for the entire tax benefit and no benefit for income taxes has been recognized in the accompanying statements of operations.

         The differences in income taxes provided and the amounts determined by applying the federal statutory rate to income taxes result from the following:


                                                             1999           1998           1997
                                                          -----------    -----------    -----------
     Income tax benefit using federal statutory rate      $(7,132,787)   $(3,480,389)   $(3,062,298)
     State income tax benefit                                (662,330)      (323,179)      (284,356)
     Meals and entertainment and other                          5,672          2,883         12,371
     Change in valuation allowance                          7,789,445      3,800,685      3,334,284
                                                          -----------    -----------    -----------
                                                          $         0    $         0    $         0
                                                          ===========    ===========    ===========

(10) BUSINESS SEGMENT INFORMATION

         In accordance with the provisions of SFAS No. 131, the Company has determined that it does not have separately reportable operating segments.

         Below is a listing of major customers, each of which comprised more than 10% of revenues:


                                                          1999                       1998                        1997
                                               --------------------------   ----------------------      -----------------------
                                                AMOUNT            PERCENT    AMOUNT        PERCENT      AMOUNT          PERCENT
                                                ------            ------     ------        -------      ------          -------
     Sears, Roebuck & Company ..............   $1,659,667           82%             --         --              --           --
     Johnson Controls ......................   $  140,000            7%     $2,055,810         84%     $1,952,367           77%
     United States Government SBIR
     Contract ..............................   $   29,324            1%     $  367,436         15%     $  280,786           11%
     Customer 2.............................           --           --              --         --      $  277,500           11%

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                 BOLDER TECHNOLOGIES CORPORATION

Date:  March 24, 2000

                                                 By:  /s/  Joseph F. Fojtasek
                                                    ----------------------------
                                                           Joseph F. Fojtasek
                                                           Vice President and
                                                           Chief Financial
                                                           Officer (Principal
                                                           Financial and
                                                           Accounting Officer)

                                 EXHIBIT INDEX



Exhibit No.       Description
-----------       -----------

23.1              Consent of Arthur Andersen LLP, independent auditors.
